UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C.  20549

FORM 8-K

Current report pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

May  25, 2010

TriCo Bancshares
(Exact name of registrant as specified in its charter)

California	0-10661	94-2792841
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

63 Constitution Drive, Chico, California	95973
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (530) 898-0300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02: Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On May 25, 2010, the Compensation and Management Succession Committee of Board of Directors of TriCo Bancshares (the “Company”) approved the grant of stock options to the Company’s named executive officers listed below.  The following table lists the number shares underlying the options granted to each named executive officer to whom an option was granted.

Name	Shares Underlying Stock Options Granted Stock Options Granted
Richard Smith	100,000
Thomas Reddish	25,000
Dan Bailey	24,000
Craig Carney	20,000
Richard O’Sullivan	15,000

The stock options were granted under the Company’s 2009 Equity Incentive Plan.   Each option is exercisable at the price of $17.54 per share (the closing price of the Company’s common stock on Nasdaq on May 25, 2010) and option vests over a period of five years, with one fifth vesting on the first anniversary of the date of grant and the remaining portion vesting ratably on an annual basis over the following four years, subject to the officer’s continuing service to the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TRICO BANCSHARES
Date: May 27, 2010	By:	/s/Thomas J. Reddish
Thomas J. Reddish, Executive Vice President and Chief FinancialOfficer (Principal Financial and Accounting Officer)